UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd., Suite #300 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

1-888-263-0832

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2018, Cannabis Science, Inc. (the “Company”) entered into a Research Collaboration Agreement (the “RCA”) with Dana-Farber Cancer Institute, Inc. (“Dana-Farber”). The effective date of the RCA is October 19, 2018, and the RCA is for a term of twelve (12) months. In consideration for the RCA and for performance of the agreed-upon research, the Company will pay Dana-Farber $200,000.

The purpose of this new RCA between the Company and Dana-Farber is to investigate a proprietary extract from the Justicia plant to potentially treat a number of blood disorders, and for other potential uses. Justicia is the largest genus of flowering plants in the family Acanthaceae. Some Justicia species are cultivated for their ornamental value, while extracts of some species of Justicia are disclosed as being used for treating various indications.

The Company has initially identified a number of potential products for development based on current research on the proprietary extract from the Justicia plant. These potential products could include a nutraceutical for blood health, a biomaterial that could serve as a blood substitute, and an ingredient to be used in the production of meat substitutes.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: May 17, 2019	By:	/s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.

2